 As filed with the Securities and Exchange Commission on January 11, 2000

                                                Registration No. 333-90905.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                       Pre-Effective Amendment No. 1

                                    to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                               TOTAL SPORTS INC.
             (Exact name of registrant as specified in its charter)
        Delaware                  7375                 56-2088015
    (State or other        (Primary Standard        (I.R.S. Employer
    jurisdiction of            Industrial         Identification No.)
    incorporation or      Classification Code
     organization)              Number)
                            234 Fayetteville Street
                         Raleigh, North Carolina 27601
                                 (919) 573-8020
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                             Frank A. Daniels, III
                      Chairman and Chief Executive Officer
                               Total Sports Inc.
                            234 Fayetteville Street
                         Raleigh, North Carolina 27601
                                 (919) 573-8020
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                             Please send copies to:
        Larry E. Robbins, Esq.              Gerald S. Tanenbaum, Esq.
       Donald R. Reynolds, Esq.              Cahill Gordon & Reindel
  Wyrick Robbins Yates & Ponton LLP               80 Pine Street
   4101 Lake Boone Trail, Suite 300          New York, New York 10005
    Raleigh, North Carolina 27607                 (212) 701-3000
            (919) 781-4000                      Fax (212) 269-5420
          Fax (919) 781-4865

                                ---------------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    Part II
                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the under-writing discount, payable by the registrant in connection with the sale of com-mon stock being registered. All amounts are estimates except the SEC registra-tion fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                       --------
SEC Registration Fees................................................. $ 15,985
NASD Fees.............................................................    6,250
Nasdaq National Market Listing Fees...................................
Printing and Engraving Expenses.......................................
Legal Fees and Expenses...............................................
Accounting Fees and Expenses..........................................
Blue Sky Fees and Expenses............................................
Transfer Agent Fees...................................................
Miscellaneous and Registrant's Costs..................................
                                                                       --------
  Total............................................................... $
                                                                       ========

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Total Sports may and, in certain cases, must be indemnified by Total Sports against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reason-able expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including at-torneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Total Sports. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Total Sports, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Total Sports' certificate of incorporation, as amended, provides that no direc-tor of Total Sports shall be liable to Total Sports or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest ex-tent permitted by the DGCL.

Total Sports' certificate of incorporation, as amended, also provides that To-tal Sports shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at Total Sports' request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

Reference is made to Section 7 of the underwriting agreement to be filed as Ex-hibit 1.1 hereto, pursuant to which the Underwriters have agreed to indemnify officers and directors of Total Sports against certain liabilities under the Securities Act.

Total Sports has entered into Indemnification Agreements with each director of Total Sports with each director of Total Sports, a form of which is filed an Exhibit to this Registration Statement. Pursuant to such agreements, Total Sports will be obligated, to the extent permitted by applicable law, to indem-nify such directors against all expenses, judgments, fines and penalties in-curred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors of Total Sports or assumed certain responsibilities at the director of Total Sports. Total Sports also intends to purchase directors and officers liability for in-demnification of directors and officers.

Item 15. Recent Sales of Unregistered Securities.

In connection with the formation of Total Ltd., the predecessor of Total Sports, Total Ltd. issued an aggregate of 961,291 shares of its common stock to eleven individuals for an aggregate consideration of $961.30. These shares were issued by Total Ltd. in reliance on the exemption from registration under
Section 4(2) of the Securities Act.

In March 1997, Total Ltd. issued 290,323 shares of its common stock in ex-change for the outstanding common stock of Sports Extra, Inc., a Connecticut corporation, pursuant to an agreement of merger and plan of reorganization. These shares of common stock were issued in reliance on the exemption from registration under Section 4(2) of the Securities Act.

In May 1997, Total Ltd. issued stock purchase warrants to Frank A. Daniels III, and Frank A. Daniels, Jr. exercisable for an aggregate of 16,200 shares of common stock of Total Ltd., at an exercise price of $3.42 per share. These warrants terminate on the earliest to occur of May 15, 2007, an acquisition of the Registrant or the closing of the Registrant's initial public offering. These warrants were issued by Total Ltd. in reliance on the exemption from registration under Section 4(2) of the Securities Act.

Pursuant to an investment agreement dated as of June 2, 1997, Piedmont Venture Partners Limited Partnership and Mr. Daniels, Jr. purchased, for an aggregate purchase price of $1,250,000, an aggregate of 125,000 shares of Total Ltd.'s Series A preferred stock and warrants exercisable for 365,218 shares of its common stock, at an exercise price of $0.01 per share. These shares of Series A preferred stock and the warrants were issued by Total Ltd. in reliance on the exemptions from registration under the Securities Act provided by Regula-tion D thereunder.

In June 1997, Total Ltd. issued a stock purchase warrant to Carolina Financial Securities, LLC exercisable for 6,598 shares of common stock of Total Ltd. at an exercise price of $3.44 per share. This warrant terminates on the earliest to occur of June 2, 2002, the acquisition of the Registrant, or the closing of the Registrant's initial public offering. This issuance was made by Total Ltd. in reliance upon the exemption from registration under Section 4(2) of the Se-curities Act.

Pursuant to a Series B investment agreement, dated as of November 4, 1997, Nurray Telluride Properties Limited Partnership, Piedmont Venture Partners, Mr. Daniels, Jr., Mr. Daniels, III and Julie Nowell purchased an aggregate of 445,263 shares of Series B preferred stock of Total Ltd. for an aggregate pur-chase price of approximately $2,000,000. The shares of Series B preferred stock were issued by Total Ltd. in reliance upon the exemptions from registra-tion under the Securities Act provided by regulation D thereunder.

In November 1997, Total Ltd. issued stock purchase warrants to Carolina Finan-cial Securities and 4 of its then current principals exercisable for an aggre-gate of 8,285 shares of common stock of Total Ltd. at an exercise price of $4.94 per share. These warrants terminate on the earliest to occur of the date 5 years from the date of issuance, the acquisition of the Registrant, or the closing of the Registrant's initial public offering. These issuances were made by Total Ltd. in each case, in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

Pursuant to an asset purchase agreement and plan of reorganization dated as of December 22, 1997, Total Ltd. issued an aggregate of 33,142 shares of its com-mon stock to three individuals in exchange for the assets of Designet, Inc., a North Carolina corporation. These shares of common stock were issued by Total Ltd. in reliance on the exemption from registration under Section 4(2) of the Securities Act.

Pursuant to note and warrant purchase agreements dated January 14, 1998, March 2, 1998 and April 7, 1998 Total Ltd. issued an aggregate of $2,500,000 of 10% convertible promissory notes and issued stock purchase warrants exercisable for an aggregate of 83,482 shares of Series B preferred stock, at an exercise price of $4.492 per share, each expiring on January 31, 2008. On June 16, 1998, the warrants were amended to become exercisable for an aggregate 50,805 shares of Series B preferred stock at an exercise price of $4.492 per share. These notes and warrants were sold for an aggregate consid-eration of $2,500,000 to two institutional investors, Piedmont Venture Part-ners and Nuray Telluride Properties, and one individual investor, Mr. Daniels,
III. These issuances were made by Total Ltd., in each case, in reliance upon the exemptions from registration under Section 4(2) of the Securities Act.

On January 20, 1998, Total Ltd. issued a stock purchase warrant to Mr. Dan-iels, III exercisable for 7,268 shares of common stock of the Registrant at an exercise price of $4.492 per share, dated effective September 4, 1997. This warrant terminates on the earliest to occur of September 4, 2002, the acquisi-tion of the Registrant, or the closing of the Registrant's initial public of-fering. This warrant was issued by Total Ltd. on reliance of the exemption from registration under Section 4(2) of the Securities Act.

In June 1998, pursuant to a reorganization and plan of merger, each outstand-ing share of Total Ltd.'s common stock was converted into one share of Regis-trant's common stock, each outstanding share of Total Ltd.'s Series A pre-ferred stock was converted into one share of Registrant's Series A redeemable preferred stock, each outstanding share of Total Ltd.'s Series B preferred stock was converted into one share of Registrant's Series B preferred stock, each outstanding option to purchase shares of Total Ltd.'s common stock auto-matically converted into an option to purchase the same number of shares of Registrant's common stock and each outstanding warrant to purchase shares of Total Ltd.'s common stock or Series B preferred stock automatically converted into a warrant exercisable for the same number of shares of Registrant's com-mon stock or Series B preferred stock. These issuances were made in reliance upon the exemptions from registration under Section 4(2) of the Securities Act.

Pursuant to a subscription agreement dated as of June 2, 1998, the Registrant issued 837,942 shares of its common stock to Total College Communications Com-pany, L.L.C. which distributed such shares of common stock to its members, To-tal Ltd. and Host Communications, Inc. These shares of common stock were is-sued in reliance upon the exemptions from registration under Section 4(2) of the Securities Act.

Pursuant to a note and warrant purchase agreement, dated as of June 16, 1998, the Registrant sold to Piedmont Venture Partners and one unaffiliated individ-ual investor an aggregate of $1,100,000 10% convertible promissory notes and stock purchase warrants exercisable for an aggregate of 22,773 shares of Se-ries B preferred stock at an exercise price of $4.492 per share, expiring on June 30, 2008. The issuance of these notes and warrants were made by the Reg-istrant, in each case, in reliance upon the exemptions from registration under
Section 4(2) of the Securities Act.

Pursuant to a Series C investment agreement, dated as of August 6, 1998, twen-ty-three individual and six institutional investors purchased an aggregate of 1,418,200 shares of Series C preferred stock for an aggregate purchase price of $10,077,729.20 which included approximately $3,726,885 for the cancellation of 10% convertible promissory notes. In addition, four of those investors, in-cluding WinStar Interactive Ventures I, Inc., Piedmont Venture Partners, Nuray Telluride Properties and Mr. Daniels, III also received an option to purchase an aggregate of up to 632,244 shares of Series C1 preferred stock, for an ag-gregate purchase price of up to $5,999,995.59. These shares of Series C pre-ferred stock were issued in reliance on the exemptions from registration under the Securities Act provided by Regulation D thereunder.

In August 1998, the Registrant issued stock purchase warrants to Carolina Fi-nancial Securities and 5 of its then current principals exercisable for an ag-gregate of 31,458 shares of common stock of the Registrant at an exercise price of $7.82 per share. These warrants terminate on the earliest to occur of the date 5 years from the date of issuance, the acquisition of the Registrant, or the closing of the Registrant's initial public offering. These issuances were made by the Registrant, in each case, in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

The Registrant issued a stock purchase warrant dated as of August 7, 1998, to an individual exercisable for 20,000 shares of the common stock of the Regis-trant at an exercise price of $7.106 per share. This warrant terminates on the earliest to occur of August 7, 2003, the acquisition of the Registrant, or the closing of the Registrant's initial public offering. This warrant was issued by the Registrant upon reliance upon the exemption from registration under Section 4(2) of the Securities Act.

Pursuant to a subscription agreement dated September 15, 1998, the Registrant issued 37,100 shares of its common stock to Mr. Daniels, III in exchange for his personal guaranty of the Registrant's line of credit with First Union Na-tional Bank. These shares of common stock were issued by the Registrant in re-liance upon the exemption from registration under Section 4(2) of the Securi-ties Act.

Pursuant to a subscription agreement approved by the board of directors on Au-gust 6, 1998, the Registrant issued to a director 14,073 shares of its common stock valued at $1.25 per share in exchange for services provided and to be provided. These shares of common stock were issued by the Registrant in reli-ance on the exemption from registration under Section 4(2) of the Securities Act.

On September 22, 1998, the Registrant issued a stock purchase warrant to Allen & Company Incorporated, exercisable for 318,500 shares of common stock of the Registrant at an exercise price of $7.106 per share. This warrant is exercis-able on or before the earliest to occur of June 30, 2005 or the acquisition of the Registrant as a result of which stockholders of the Registrant immediately prior to such acquisition dispose of at least 90% of their voting power of the Registrant as a part of such acquisition. This issuance was made by the Regis-trant in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

Pursuant to a stock purchase agreement, dated as of January 1999, fifty indi-vidual and seven institutional investors purchased an aggregate of 630,756 shares of Series C1 preferred stock for an aggregate purchase price of $5,985,874.44. These shares of Series C1 preferred stock were issued by the Registrant in reliance upon the exemptions from registration under the Securi-ties Act provided by Regulation D thereunder.

In January 1999 and April 1999, the Registrant issued stock purchase warrants to Carolina Financial Securities and 7 of its principals exercisable for an ag-gregate of 12,907 shares of the common stock of the Registrant at an exercise price of $10.44 per share. These warrants terminate on the earliest to occur of the date 5 years from the date of issuance of such warrant, the acquisition of the Registrant, or the closing of the Registrant's initial public offering. These warrants were issued by the Registrant in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

Pursuant to a subscription agreement as of March 1999, the Registrant issued 18,550 shares of its common stock to Mr. Daniels, III in exchange for his con-tinuing personal guaranty of the Registrant's line of credit with First Union from January 15, 1999 to July 15, 1999. These shares of common stock were is-sued by the Registrant in reliance on the exemptions from registration under
Section 4(2) of the Securities Act.

Pursuant to a note and warrant purchase agreement dated as of June 1999, the Registrant issued to Labatt Brewing Company Limited a $4,000,000 10% convert-ible promissory note, due and payable on May 31, 2000 and convertible into the same type of securities issued during the next round of financing, and a stock purchase warrant exercisable for 39,888 shares of common stock at an exercise price of $25.07 per share, terminating on May 31, 2009. These notes and war-rants were sold for an aggregate consideration of $4,000,000. The warrants were subsequently adjusted to be exercisable for 60,277 shares of common stock at an exercise price of $16.59 per share upon the sale of Series D preferred stock by the Registrant. The issuance of this note and warrant was made by the Regis-trant in reliance upon the exemptions from registration under the Securities Act provided by Section 4(2) thereunder.

Pursuant to an agreement and plan of merger, dated as of May 3, 1999 and effec-tive on June 18, 1999, the Registrant issued an aggregate 284,401 shares of its common stock to 7 institutional investors and forty individual investors in ex-change for all of the outstanding capital stock of Long Distance Technologies, Inc. d/b/a/ Motortrax. The issuance of such common stock was made by Registrant in reliance upon the exemptions from registration provided by Regulation D thereunder.

Pursuant to a note and warrant purchase agreement, dated as of September 14, 1999, the Registrant sold to 3 institutional investors and 3 individual invest-ors an aggregate of $2,500,000 convertible promissory notes and stock purchase warrants exercisable for an aggregate 15,067 shares of common stock, at an ex-ercise price of $16.59 per share, expiring on the earliest to occur of Septem-ber 14, 2009, the acquisition of the Registrant, or the closing of the Regis-trant's initial public offering. These issuances were made by the Registrant, in each case, in reliance upon the exemptions from registration under the Secu-rities Act provided by Regulation D thereunder.

Pursuant to a Series D preferred stock and warrant purchase agreement, dated November 12, 1999, 18 individual and 32 institutional investors purchased an aggregate of 2,140,955 shares of Series D preferred stock and warrants exercis-able for 963,407 shares of Series D preferred stock, at an exercise price of $16.59 per share, for an aggregate purchase price of approximately $35,500,000. These shares of Series D preferred stock and warrants were issued by the Regis-trant in reliance upon the exemptions from registration under the Securities Act provided by Regulation D thereunder.

Pursuant to a stock purchase agreement, dated November 12, 1999, the Registrant issued 811,423 shares of common stock and 811,423 shares of Series E preferred stock to NBC Sports, Inc. in exchange for $17.4 million certain on-air promo-tion and marketing of Registrant's real-time live sporting event coverage. These shares of common stock were issued by the Registrant in reliance upon the exemptions from registration under the Securities Act provided by Regulation D thereunder.

As of November 12, 1999, the Registrant had issued options to purchase an ag-gregate of 425,106 shares of Common Stock pursuant to the Registrant's 1997 Stock Plan at an average exercise price of $07.75 per share. The Registrant has also issued an aggregate of shares of common stock to various employees upon the exercise of options granted pursuant to the Registrant's 1997 Stock Incen-tive Plan for an aggregate consideration of $10,339.05, at an average exercise price of $0.90 per share. These grants of options, and the sales of common stock upon the exercise of these options, were made in reliance on the exemp-tions from registration under the Securities Act provided by Rule 701 thereun-der.

The following table sets forth information regarding these grants.

                                                             -------------------
                                                             Securities
                                                             Underlying Exercise
Dates of Grant                                                   Option    Price
--------------                                               ---------- --------
November 10, 1997...........................................     20,538   $  .50
January 20, 1998............................................      7,120   $  .50
January 20, 1998............................................     11,131   $  .55
June 1, 1998................................................     46,126   $  .75
September 28, 1998..........................................      8,267   $ 1.25
September 28, 1998..........................................      4,800   $  .01
January 20, 1999............................................      2,424   $ 1.50
January 20, 1999............................................      4,800   $  .01
June 23, 1999...............................................    290,000   $10.20
October 1, 1999.............................................     17,300   $16.59
October 1, 1999.............................................      8,100   $  .01

Item 16. Exhibits and Financial Statements Schedules.

(a)Exhibits.

-------------------------------------------------------------------------------
  1.1*  Form of Underwriting Agreement.
  3.1   Restated Certificate of Incorporation of Registrant.
  3.2*  Form of Restated Certificate of Incorporation of Registrant.
  3.3   Bylaws of Registrant.
  3.4*  Form of Amended and Restated Bylaws of Registrant.
  4.1*  Specimen certificate for shares of common stock.
  4.2   See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions of the Certificate of
        Incorporation and Bylaws of the Registrant defining rights of holders of common stock of Registrant.
  5.1*  Opinion of Wyrick Robbins Yates & Ponton LLP.
 10.1** Total Sports Inc. 1997 Stock Plan.
 10.2** Employment and Noncompetition Agreement between the Registrant and John
        Thorn, dated March 31, 1997.
 10.3** Noncompetition, Nondisclosure and Inventions Agreement between the
        Registrant and Frank A. Daniels, III, dated June 2, 1997.
 10.4** Noncompetition, Nondisclosure and Inventions Agreement between the
        Registrant and George Schlukbier, dated June 2, 1997.
 10.5*  Revolving Loan Agreement between the Registrant and First Union
        National Bank, N.A.
 10.6+  Letter Agreement between Registrant and NBC Sports, dated November 11,
        1999.
 10.7+  Web site and Cybercasting Agreement between the Registrant and Host
        Communications, Inc., dated February 15, 1998, as amended February 1,
        1999.
 10.8+  TotalCast Agreement between the Registrant and Major League Baseball
        Enterprises, Inc., dated April 1, 1999.
 10.9+  Advertising Sales Representation Agreement between Registrant and
        Golf.com L.L.C., dated January 1, 1999.
 10.10+ Marketing and Distribution Agreement between Registrant and Publishers
        Group West Incorporated, dated January 1, 1999.
 10.11+ Agreement between the Registrant and Sports Illustrated, dated November
        10, 1999.
 10.12  Lease Agreement between the Registrant and First Raleigh Telex, LLC, dated December 1, 1998, as amended July 16, 1999.
 10.13  Investor Rights Agreement, among Registrant and certain of its stockholders, dated November 12, 1999.
 10.14  Form of Common Stock Purchase Warrant, dated June 2, 1997.
 10.15  Form of Series B Preferred Stock Purchase Warrant, dated January 14,
        1998, March 2, 1998, April 7, 1998 and June 16, 1998.
 10.16  Form of Common Stock Purchase Warrant, dated September 22, 1998.
 10.17  Form of Common Stock Purchase Warrant, dated June 4, 1999.
 10.18  Form of Series D1 Preferred Stock Purchase Warrant, dated November 12,
        1999.
 10.19  Form of Director Indemnification Agreement.
 23.1** Consents of Deloitte & Touche LLP.
 23.2*  Consent of Wyrick Robbins Yates & Ponton LLP.
 24.1** Power of Attorney.
 27.1*  Financial Data Schedule.

*  To be filed in amendment.

** Previously Filed
+  Confidential treatment requested.

(b) Financial Statement Schedules.

No schedules are listed because the information required to be set forth therein is not applicable or is shown in the Financial Statements or the re-lated Notes.

Item 17. Undertakings.

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been ad-vised that in the opinion of the Securities and Exchange Commission such indem-nification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such lia-bilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the success-ful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appro-priate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) of 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at this time shall be deemed to be the initial bona fide offering thereof.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of Raleigh, State of North Carolina, on this 11th day of January, 2000.

                                           Total Sports Inc.

                                           By: *
                                              ---------------------------------

                                              Name: Frank A. Daniels, III
                                              Title:Chief Executive Officer

                               Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capaci-ties indicated on the dates set forth below:

              Signature                          Title                   Date
              ---------                          -----                   ----

                *                      Chief Executive Officer     January 11, 2000
______________________________________  and Chairman of the Board
        Frank A. Daniels, III           of Directors (Principal
                                        Executive Officer)

       /s/ Petra Weishaupt             Controller (Principal       January 11, 2000
______________________________________  Financial and Accounting
           Petra Weishaupt              Officer)

                                       Director                    January 11, 2000
______________________________________
        Frank A. Daniels, Jr.

                                       Director                    January 11, 2000
______________________________________
          Charles L. Jarvie

                *                      Director                    January 11, 2000
______________________________________
           William W. Neal

                *                      Director                    January 11, 2000
______________________________________
        Robert S. Prather, Jr.

                *                      Director                    January 11, 2000
______________________________________
            William E. Ray

                *                      Director                    January 11, 2000
______________________________________
           Stuart B. Rekant

                *                      Director                    January 11, 2000
______________________________________
          Gary R. Stevenson

              Signature                       Title               Date
              ---------                       -----               ----
                                       Director             January 11, 2000
______________________________________
          C. Toms Newby, III

                                       Director             January 11, 2000
______________________________________
              John Rigas

                                       Director             January 11, 2000
______________________________________
             Ken Shanzer

*By: _________________________________
       /s/ Petra Weishaupt
           Petra Weishaupt
           Attorney-in-Fact

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